Exhibit 99.1

Financial Statements

Composite Engineering, Inc.

CONTENTS

PAGE

FINANCIAL STATEMENTS
Condensed balance sheets	2
Condensed statements of income	3
Condensed statements of cash flows	4
Condensed notes to financial statements	5 – 9

COMPOSITE ENGINEERING, INC.

CONDENSED BALANCE SHEETS

	UNAUDITED
	JUNE 30,	DECEMBER 31,
	2012	2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,764,689	$146,637
Billed contracts receivable	3,986,540	9,791,261
Unbilled contracts receivable	7,562,909	11,057,100
Inventory, net	10,874,218	11,180,387
Prepaid expenses and advances	2,482,035	1,819,158
Restricted cash	3,800,000	5,700,000

Total current assets	37,470,391	39,694,543

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET	6,804,809	5,516,612

OTHER ASSETS
Restricted cash	1,133,889	1,133,889
Other asset	441,631	—
Deposits	1,236,868	1,068,468

	$47,087,588	$47,413,512

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$—	$4,800,000
Accounts payable	7,429,328	7,479,952
Accrued expenses	9,193,644	9,954,384
Unearned income	11,483,535	6,285,282
Note payable - stockholder	—	22,427
Current maturities of long-term debt	734,176	500,000
Current maturities of capital lease obligations	301,826	298,132

Total current liabilities	29,142,509	29,340,177

LONG-TERM LIABILITIES
Long-term debt, net of current maturities	1,120,235	1,166,667
Accrued expenses	153,706	—
Capital lease obligations, net of current maturities	376,410	490,599

Total long-term liabilities	1,650,351	1,657,266

Total liabilities	30,792,860	30,997,443

STOCKHOLDERS’ EQUITY
Common stock, no par value 1,000,000 shares authorized, 300,000 issued and outstanding	300,000	300,000
Additional paid-in capital	1,000,000	1,000,000
Retained earnings	14,994,728	15,116,069

Total stockholders’ equity	16,294,728	16,416,069

	$47,087,588	$47,413,512

The accompanying notes are an integral part of these condensed financial statements

COMPOSITE ENGINEERING, INC.

CONDENSED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30, 2012	JULY 2, 2011	JUNE 30, 2012	JULY 2, 2011

CONTRACT REVENUES EARNED	$27,196,211	$24,729,558	$52,076,847	$45,753,654

COST OF CONTRACT REVENUES	23,750,170	16,820,947	41,329,697	31,342,234

Gross profit	3,446,041	7,908,611	10,747,150	14,411,420

GENERAL AND ADMINISTRATIVE EXPENSES	5,459,800	2,611,276	10,780,965	5,776,274

Income (loss) from operations	(2,013,759)	5,297,335	(33,815)	8,635,146

OTHER INCOME (EXPENSE)
Other, net	(121,984)	7,396	(107,575)	16,811
Interest expense	(106,139)	(107,962)	(189,889)	(230,919)

Total other expense, net	(228,123)	(100,566)	(297,464)	(214,108)

NET INCOME (LOSS)	$(2,241,882)	$5,196,769	$(331,279)	$8,421,038

The accompanying notes are an integral part of these condensed financial statements

COMPOSITE ENGINEERING, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	SIX MONTHS ENDED
	JUNE 30,	JULY 2,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(331,279)	$8,421,038

Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation and amortization expense	597,916	895,230
Changes in operating assets and liabilities:
Billed contracts receivable	5,804,721	1,328,079
Unbilled contracts receivable	3,494,191	(5,066,336)
Inventory	306,169	2,614,127
Prepaid expenses	(662,877)	(2,918,114)
Accounts payable	(50,624)	109,748
Accrued expense	3,318,904	(672,660)
Unearned income	5,198,253	7,833,439

Net cash from operating activities	17,675,374	12,544,551

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment and leasehold improvements	(1,883,889)	(837,319)
Proceeds from sale of equipment	70,941	—
Reductions (additions) to restricted cash	1,900,000	(6,743,899)
Increase in other asset	(441,631)	—
Increase in deposits	(168,400)	157,252

Net cash from investing activities	(522,979)	(7,423,966)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on line of credit	(7,550,000)	(11,750,000)
Borrowings on line of credit	2,750,000	9,950,000
Repayments on stockholder note	(22,427)	(20,708)
Borrowings on long-term debt	388,695	—
Principal payments on long-term debt	(200,951)	(519,017)
Principal payments on capital lease obligations	(183,660)	(118,966)
Stockholders’ distributions	(3,716,000)	(1,621,000)

Net cash from financing activities	(8,534,343)	(4,079,691)

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,618,052	1,040,894

CASH AND CASH EQUIVALENTS, beginning of period	146,637	1,063,735

CASH AND CASH EQUIVALENTS, end of period	$8,764,689	$2,104,629

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$189,889	$126,844

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Assets acquired through capital leases	$73,165	$191,903

The accompanying notes are an integral part of these condensed financial statements

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 —SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation — The information as of June 30, 2012 and July 2, 2011 is unaudited. In the opinion of management, these unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the interim period presented. The results have been prepared in accordance with the requirement of Regulation S-X and do not necessarily include all information and footnotes necessary for presentation in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These unaudited condensed financial statements should be read in conjunction with the financial statements and the related notes included in the Company’s audited annual financial statements for the fiscal year ended December 31, 2011. Interim operating results are not necessarily indicative of operating results expected in subsequent periods or for the year as a whole.

Reporting period — The Company operates on a 12 period fiscal year that includes 52 or 53 weeks depending on the year.

Cash and cash equivalents — The Company considers all highly liquid instruments with original maturity of three months or less to be cash equivalents.

Concentration of credit risk — The Company maintains cash balances that at times exceed federally insured amounts.

Five customers represent approximately 88% of the billed contracts receivable balance as of June 30, 2012. Four customers represent approximately 68% of the billed contracts receivable balance as of December 31, 2011. One customer represents approximately 62% of the unbilled contracts receivable balance as of June 30, 2012.  Three customers represent approximately 95% of the unbilled contracts receivable balance as of December 31, 2011.  Revenue from three of the Company’s customers accounted for approximately 76% and 81% of contract revenues earned for the six months ended June 30, 2012 and July 2, 2011, respectively.. These customers are either U.S. government entities or contractors to the U.S. government.

Billed contracts receivable — Billed contracts receivable are carried at the original invoice amount and are written off to expense in the period in which they are determined to be uncollectible. Management determines the uncollectability of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Recoveries of receivables previously written off are recorded as income when received. Management’s evaluation resulted in no allowance for doubtful accounts as of June 30, 2012 and December 31, 2011.

Inventory — Inventories, other than inventoried costs relating to long-term contracts and programs, are stated at the lower of cost (determined on the first-in, first-out method) or market.

Inventoried costs relating to long-term contracts and programs are stated at the actual production cost, including factory overhead, initial tooling, and other related non-recurring costs. Inventoried costs relating to long-term contracts and programs are reduced by charging amounts relieved from inventory to cost of contract revenues when the Company starts the target assembly process and the inventory item is released to the production floor.

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 —SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition — Contract revenues earned under long-term contracts are recorded under the percentage-of-completion method. Costs and estimated gross margins are recorded as contract revenues earned as work is performed based on the percentage that incurred costs bear to estimated total costs utilizing the most recent estimates of costs and funding. Cost estimates include costs such as labor, material, and overhead. Some contracts contain incentive provisions based upon performance in relation to established targets, which are recognized in the contract estimates when deemed realizable. Contract change orders and claims are included in contract revenues earned when they can be reliably estimated and realization is probable. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable to performance in prior periods in the current period. When the current contract estimate indicates a loss, a provision is made for the total anticipated loss in the current period.

The asset “Unbilled contracts receivable” represents revenues recognized in excess of amounts billed on long-term contracts in progress. The liability “Unearned income” represents billings in excess of revenues recognized on long-term contracts in progress.

The estimated contract value of performance under government fixed-price contracts in process is recognized under the percentage of completion method of accounting where the estimated contract revenue earned is determined on the basis of completion to date (the total contract amount multiplied by percent of performance to date less contract revenues earned recognized in previous periods) and costs (including general and administrative, except as described below) are expensed as incurred.

Contract revenues earned under cost-reimbursement contracts are recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs. The fees under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions, which measure actual performance against established targets or other criteria. Such fee adjustments are included in contract revenues earned at the time the amounts can be determined reasonably.

Warranty reserve — Included in accrued expenses is $1,075,705 and $935,440 of accrued warranty costs at June 30, 2012 and December 31, 2011, respectively. This represents estimated costs associated with product warranties in conjunction with certain contracts. These costs are expensed as incurred. Contracts are generally covered by a 12-month warranty but may extend to a 36-month warranty period and cover systems, accessories, equipment, parts, and software manufactured by the Company to certain contractual specifications. Warranties cover factors such as non-conformance to specification and defects in material and workmanship.

Income taxes — The Company elected S — Corporation status for both federal and state purposes. Under S-Corporation tax provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income.

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 —SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Subsequent events — Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the condensed balance sheet, including the estimates inherent in the process of preparing the condensed financial statements. The Company’s condensed financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the condensed balance sheet but arose after the condensed balance sheet date and before the condensed financial statements are available to be issued. The Company has evaluated subsequent events through July 22, 2013, which is the date the condensed financial statements were available to be issued as approved by management.

NOTE 2 — INVENTORY

Inventory consists of the following at:

	UNAUDITED
	JUNE 30,	DECEMBER 31,
	2012	2011

Raw materials	$2,147,483	$2,091,076
Project inventory in process	9,120,207	9,741,077
Inventory valuation allowance	(393,472)	(651,766)

Total inventory	$10,874,218	$11,180,387

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 — EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following at:

	UNAUDITED
	JUNE 30,	DECEMBER 31,
	2012	2011

Machinery	$6,709,924	$6,091,921
Automotive equipment	134,775	162,568
Office equipment	4,596,661	2,574,182
Leasehold improvements	2,140,879	2,141,179
Equipment held under capital leases	—	1,695,801
Construction in process	2,235,381	1,265,856

Total equipment and leasehold improvements	15,817,620	13,931,507

Less accumulated depreciation and amortization	(9,012,811)	(8,414,895)

Equipment and leasehold improvements, net of accumulated depreciation and amortization	$6,804,809	$5,516,612

NOTE 4 — ACCRUED EXPENSES

Accrued expenses consist of the following at:

	UNAUDITED
	JUNE 30,	DECEMBER 31,
	2012	2011

Accrued payroll	$2,825,286	$1,902,196
Accrued warranty	1,075,705	935,440
Accrued stockholder distributions	—	4,166,779
Other accrued expenses	5,446,359	2,949,969

	$9,347,350	$9,954,384

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 — LINE OF CREDIT AND LONG-TERM DEBT

Line of credit — The Company has a $10,000,000 line of credit with its bank that expired on November 13, 2012 (see Note 6). It is secured by equipment, inventory, and contracts receivable and is personally guaranteed by the major stockholders. The line of credit balance bears interest at the lender’s internal prime rate per annum (4% at June 30, 2012), payable monthly. The line of credit contains certain restrictive financial covenants.

The balance on the line of credit at June 30, 2012 and December 31, 2011 was $0 and $4,800,000, respectively.

Long-term debt — The Company has a long-term note with its bank maturing in April 2015 with $1,465,716 and $1,666,667 principal balances at June 30, 2012 and December 31, 2011, respectively. The note bears interest at the greater of 5.5% or prime plus 1.0%, with interest and fixed principal payable in monthly installments through maturity, at which time all outstanding amounts are due. This note is collateralized by substantially all the assets of the Company.

The Company has a long-term note with its bank maturing in December 2017 with $388,695 and $0 principal balances at June 30, 2012 and December 31, 2011, respectively. Monthly interest-only payments at a variable rate of prime plus 0.5% are due on December 31, 2012. At December 31, 2012, the 60-month term portion of the note begins with monthly interest and fixed principal payments due until maturity. This note is collateralized by substantially all the assets of the Company.

NOTE 6 — SUBSEQUENT EVENTS

In July 2012, the Company was acquired by Kratos Defense and Security Solutions, Inc. Professional fees incurred for the six-month period ended on June 30, 2012 related to the acquisition were $153,530.

Subsequent to period end, the Company paid off its long-term debt and the line of credit expired and was not renewed.